EXHIBIT 10.1


                                 PROMISSORY NOTE
                                 ---------------

$550,000.00                                                       July 12, 2002
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FOR VALUE RECEIVED, EVCI CAREER COLLEGES INCORPORATED. a Delaware Corporation
(the "Company"), hereby promises to pay to the order of ROSENTHAL & ROSENTHAL, INC., a New York Corporation (the "Lender"), at its office at 1370 Broadway, New York, NY 10018, or at such other place as the holder hereof may from time to time designate in writing, the sum of FIVE HUNDRED FIFTY THOUSAND DOLLARS ($550,000), to be paid in twenty four (24) consecutive monthly installments, commencing July 1, 2003, and monthly thereafter on the first day of each month (the first twenty three (23) installments each in the amount of $13,043.48 and a twenty fourth (24th) installment in the amount of all outstanding principal) together with interest, from the date hereof, on unpaid balances of principal at the rate of ten percent (10 %) per annum (the "Interest Rate") to be paid monthly on the first day of each month, commencing August 1, 2002 until maturity. On or after the earlier to occur of (a) June 30, 2005 or (b) a Default (as hereinafter defined) the Interest Rate shall be 1.5% per month until the unpaid balances of principal of this Note and accrued interest thereon have been paid in full. Notwithstanding the foregoing, in no event shall the rate of interest agreed to by or charged to you hereunder exceed the maximum rate of interest permitted to be so agreed or charged under the law of the jurisdiction whose laws are applicable to such rate of interest.

Upon the occurrence of a Default, the entire principal amount hereof (or the unpaid balance thereof) together with interest thereon, shall immediately become due and payable. "Default" shall mean and include (a) the failure by the Company to make payment of any installment of principal or of interest as aforesaid, which failure remains uncured (in whole or in part) for a period of fifteen (15) days from the due date of any such payment, (b) the insolvency or inability of the Company or Interboro Institute Inc. ("Interboro") to meet its debts as they mature, (c) the going out of business by the Company or Interboro, (d) the application for, consent to or suffering of the appointment of a receiver, trustee or custodian (or similar person) for any of the property of the Company or Interboro or the making of an assignment for the benefit of creditors of, or the commencement by or the becoming of the subject of a case or proceeding under any Federal or State Bankruptcy or Insolvency Law by the Company or Interboro provided that with respect to any such application suffering of, case or proceeding which has not been commenced by or consented to by the Company, a period of sixty (60) days has elapsed since the commencement thereof and the same has not been vacated or dismissed, (e) a default by the Company under any other Note or agreement with Rosenthal, which such default entitles Rosenthal to accelerate the due date of any payment pursuant any such Note or the payment of any of the obligations pursuant to any such agreement and which such default remains uncured for a period of fifteen (15) days from the date of the occurrence thereof, (f) a change in the Chairman (currently Dr. Arol I. Buntzman) or the President (currently Dr. John J. McGrath) of the Company, (g) the failure by the Company to maintain its listing on NASDAQ or (h) the failure of Interboro to maintain its eligibility for participation in federal and state financial aid programs.

This Note may be prepaid in whole or in part in multiples of $25,000 upon not less than three business days prior written notice to the holder hereof, and upon payment of accrued interest together with the payment of principal. All partial prepayments, shall be applied to the principal balance of installments due upon this Note in inverse order of maturity.

In the event the Lender or any holder hereof shall retain or engage an attorney or attorneys to collect or enforce this Note or to protect its rights with respect thereto, the Company shall pay all of the costs and expenses thereof including, without limitation, reasonable attorneys' (whether in-house or outside)fees, whether or not suit be instituted, and the Lender or such holder may, without limitation, take judgment for all such amounts.

The Company and all guarantors and endorsers of this Note, severally waive diligence, demand, presentment, notice of non-payment and protest, and assent to extensions of the time of payment, surrender or substitution of security, or forbearance, or other indulgence, without notice.



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This Note shall be governed, interpreted and construed in accordance with the laws of the State of New York.

TRIAL BY JURY IS HEREBY WAIVED BY THE COMPANY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE AND THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY (OR THE CIVIL COURT OF THE CITY OF NEW YORK IF SUCH MATTERS BE WITHIN ITS JURISDICTION) AND OF ANY FEDERAL COURT IN THE STATE OF NEW YORK, FOR A DETERMINATION OF ANY DISPUTE AS TO ANY SUCH MATTERS.

                                     EVCI CAREER COLLEGES INCORPORATED


                                     BY:/s/ Dr. Arol I. Buntzman
                                        ________________________________________
                                            Dr. Arol I. Buntzman
                                            Chairman and Chief Executive Officer